EXHIBIT 10.1


                      SERIES I CONVERTIBLE PREFERRED STOCK
                             MODIFICATION AGREEMENT


            THIS SERIES I CONVERTIBLE PREFERRED STOCK MODIFICATION AGREEMENT is entered into and shall be effective as of the 29th day of December, 1998, by and between Telident, Inc., a Minnesota corporation (the "Company") and Willis Drake, Richard Hencley and the Warren Tyler Estate (collectively, the "Shareholders").

            WHEREAS, the Shareholders currently hold all of the Series I Convertible Preferred Stock of the Company (the "Preferred Stock");

            WHEREAS, the Preferred Stock was established and is governed pursuant to that Certificate of Designation of Series I Convertible Preferred Stock (the "Certificate") which was filed with the Secretary of State of the State of Minnesota on November 2, 1994, a copy of which is hereby attached as Exhibit A hereto; and

            WHEREAS, the Company and the Shareholders desire to enter into this Agreement to modify the rights and preferences of the Preferred Stock from those rights and preferences created by the Certificate.

            NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.          Dividends. Section A of the Certificate is hereby deemed deleted.
            The Shareholders hereby waive their rights pursuant to the Certificate to any cumulative dividends which have already accrued or which may accrue hereafter. However, in the event that any dividend or distribution is declared or made with respect to each share of outstanding Common Stock in the future, a comparable dividend or distribution shall be simultaneously made with respect to each share of outstanding Preferred Stock.

2. Conversion Rights. The first sentence of section C of the Certificate is hereby deemed amended in its entirety to read as follows:

                        At any time prior to the redemption of the Series I Preferred Stock, holders thereof shall have the right to convert all or a portion of such shares from time to time into shares of the Common Stock of the Company (the "Conversion Right") at the conversion rate of 1 share of Series I Preferred Stock for 6.4 shares of such Common Stock.

            The Shareholders must exercise the Conversion Right within five (5) years from the date of this Agreement.

3. Registration Rights. The Company shall use its best efforts to register for resale on Form S-3 the Common Stock underlying the Preferred Stock under the Securities Act of 1933. The Company

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            shall maintain such registration for a period of two (2) years.

4. Entire Agreement. This Agreement states the entire agreement of the parties regarding the matters herein, merges all prior negotiations, agreements, and understandings, if any there be, and states in full all representations, warranties and undertakings that have induced this Agreement, there being no representations, warranties or undertakings other than those stated herein.

5. Amendment. This Agreement may be modified or amended only by an instrument in writing duly executed by the parties hereto.

6. Assignment. The parties may not assign their rights or delegate their duties under this Agreement without the express written consent of the other parties. The Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and successors and assigns of the parties.

7. Governing Law. This Agreement shall be governed by the internal laws of the State of Minnesota.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement

9. Cooperation. The parties agree to take any additional actions necessary to carry out the intents and purposes of this Agreement.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                      TELIDENT, INC.


                                      By: /s/ W. Edward McConaghay
                                         -------------------------
                                          W. Edward McConaghay
                                      Its: President and Chief Financial Officer




                                      /s/ Willis Drake
                                      ----------------------------
                                      Willis Drake


                                      /s/ Richard Hencley
                                      ----------------------------
                                      Richard Hencley


                                      WARREN TYLER ESTATE

                                      By:  /s/ Steve Tyler
                                          --------------------------------------
                                      Its: Trustee
                                          --------------------------------------